EXHIBIT 23.2
                                                                    ------------




                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the inclusion in this Form 8-K and the incorporation by reference in the Registration Statements on Form S-8 (333-42344, 333-34424, 333-87337 and 333-82889) and Form S-3 (333-95759) of Exchange Applications, Inc. of our report dated February 26, 1999, except for the information in Note 11 as to which the date is August 17, 1999 relating to the financial statements of Customer Analytics, Inc.


PricewaterhouseCoopers LLP



Boston, Massachusetts
August 30, 2000